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                                                                   EXHIBIT 10.2

                     BINGHAM FINANCIAL SERVICES CORPORATION
                              PARTICIPANTS OPTIONS
                             STOCK OPTION AGREEMENT


     Bingham Financial Services Corporation, a Michigan corporation (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board") and pursuant to that certain Participants Support Agreement adopted by the Company's Board of Directors (the "Participants Support Agreement"), and in consideration of the services rendered to the Company by Sun Communities, Inc., a Maryland corporation ("Sun"), hereby grants to Sun, as of September 30, 1997 (the "Date of Grant"), the option to purchase Three Hundred Thirty Thousand (330,000) shares (the "Participants Options") of the Company's common stock, (the "Shares"), at a price per share as detailed in Section I (the "Option Price"), on the terms and subject to the conditions contained in this Stock Option Agreement (the "Agreement") and subject to all the terms and conditions of the Participants Support Agreement, which are incorporated by reference herein.


                     I.   EXERCISE OF PARTICIPANTS OPTIONS

     The Participants Options will vest if, and only if, Sun is a party to and in compliance with the terms of the Participants Support
Agreement on the vesting date and on December 31st of the previous year. Provided that Sun meets such requirements, the Participants Options will vest in the following manner:

      (a) The Participants Options will vest in eight equal annual amounts, each consisting of 41,250 Participants
           Options, on January 31 in 2001 through 2008, and may be exercised at any time after vesting until expiration ten years after the date of vesting;

      (b)  Each Participants Option vesting on January 31, 2001,
           2002 and 2003 will entitle the holder to purchase one share of Common Stock for a purchase price of $10;

      (c)  Each Participants Option vesting on January 31, 2004,
           2005 and 2006 will entitle the holder to Purchase one share of Common Stock for a purchase price of $12; and

      (d) Each Participants Option vesting on January 31, 2007 and 2008 will entitle the holder to purchase one share of Common Stock for a purchase price of $14.

     Sun may exercise the Participants Options at any time on or after the date of vesting, but in no event later than the tenth anniversary of the vesting date. Once vested, the Participants Options may be exercised in whole or in part, in denominations of not fewer than 5,000 shares until expiration.

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                              II.  TRANSFERABILITY

     The Participants Options may only be transferred by Sun in compliance with all applicable requirements of state and federal securities laws as evidenced by an opinion of counsel for Sun, reasonably acceptable to the Company, to the effect that any such proposed transfer complies with such laws.


                            III.  MANNER OF EXERCISE

     The Participants Options may be exercised, in accordance with Section I above, by delivery (personally or by certified or registered mail in accordance with Section VIII below) of a written notice to the Company's Secretary specifying the number of Shares to be purchased and accompanied by payment for those Shares and any applicable withholding taxes. At the election of the holder, such payment may be made in cash, check, or by delivery of certificate(s) representing Shares of the Company's common stock previously held, duly endorsed for transfer, or shares issuable to the holder pursuant to the exercise of the Participants Options. The Company may also permit payment to be made in such other manner as the Company deems appropriate and in compliance with applicable law. Any shares delivered to the Company in payment of the Option Price shall be valued at the fair market value of the Company's shares, such valuation to be equal to the average of the highest and lowest selling price for the Company's stock quoted on the NASD OTC Bulletin Board, or other market or exchange on which the shares are then traded, for the date of exercise of the Participants Options or any part thereof (or if no sales are reported on that date, for the first date prior to the exercise date upon which a sale was reported).


                                IV.  EXPIRATION

     All unexercised rights under the Option shall expire on the expiration date specified in Section I above.


                               V.   NON-ISSUANCE

     The Company shall not be required to issue or deliver any Shares upon exercise of the Participants Options:

           (a) Prior to the admission of such Shares to listing on any public exchange on which the Company's common stock may be listed; or

           (b) Prior to the completion of any proceedings under any applicable state or federal securities law, rule or regulation that the Company or its counsel determines to be necessary or advisable to the issuance of the Shares; or

           (c) Unless such issuance, in the opinion of the Company's counsel, is exempt from federal and state securities registration requirements.

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The Company may require the holder to represent and agree in writing that if such Shares are issuable under an exemption from registration requirements, the Shares will be "restricted". The holder shall not have the rights of a shareholder with respect to the Shares until certificates evidencing the Shares have been issued and delivered. While the Company will attempt to process the exercise of the Participants Options as promptly as possible, it cannot guarantee a delivery date for the certificates.


                              VI.  REORGANIZATION

     If prior to the expiration of the Participants Options, the Shares then subject to the Participants Options shall be affected by any recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the common stock of the Company, the Company will appropriately adjust the number and kind of Shares covered by the Participants Options and the Option Price per share as is necessary to prevent dilution or the enlargement of rights which might otherwise result.


                            VII. REGISTRATION RIGHTS

     Section VII.1  Required Registration.

                (a) Subject to the provisions of subsection (e) of this Section VII.1, the holder may at any time after the fourth anniversary of the initial public offering of the common stock of the Company request in writing that the Company register the Shares under the Securities Act of 1993, as amended (the "Act") for sale in the manner specified in such notice; provided, that the Company shall have no obligation to register the Shares pursuant to this subsection (a) unless the number of Shares for which registration has been requested constitutes at least five percent (5%) of the Company's common stock then outstanding; and provided further, that the Company shall not be obligated to register the Shares pursuant to this subsection (a) on more than two occasions.

                (b) Following receipt of any notice delivered in compliance with subsection (a) of this Section VII.1 (a "Demand"), the Company shall use its best efforts to register under the Act, for public sale in accordance with the method of disposition specified in such Demand, the number of Shares specified in such Demand. The holder may designate the managing underwriter or underwriters if the offering is to be underwritten, which shall be of national standing, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be deemed to have satisfied an obligation to register the Shares pursuant to a Demand only when a registration statement covering the Shares specified in the Demand and any written requests delivered under this subsection (b), for sale in accordance with the method of disposition specified in the Demand, shall have become effective and the period of distribution of the Shares contemplated thereby shall have been completed (determined as hereinafter provided).


                (c) The Company shall be entitled to include in any registration statement filed in response to a Demand made in accordance with this Section VII.1, for sale in accordance with the method of disposition specified by the holder in such Demand, shares of common stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter(s), if any, such inclusion would adversely affect the marketing of the Shares for which registration has been requested in connection with such Demand, which Shares

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shall be registered prior to the shares that the Company and any other shareholders propose to register. Except for registration statements on form S-4, S-8 or any successor forms thereto, the Company will not file with the Securities and Exchange Commission (the "Commission") any other registration statement with respect to its securities, whether for its own account or that of other security holders, from the date of receipt of a Demand pursuant to this Section VII.1 until 30 days following the completion of the period of distribution of the Shares contemplated thereby (determined as hereinafter provided).

                (d) The Company may at its option elect that any requested registration pursuant to this Section VII.1 be delayed for a period not in excess of 120 days from the date of such Demand; provided, that such right to delay a Demand may not be exercised by the Company pursuant to this Section
VII.1 more than once in any twelve-month period (so that no such election by the Company may be made within twelve months of a previous election by the Company under this subsection (d)).

                (e) Notwithstanding anything to the contrary contained in subsection (a) of this Section VII.1, no Demand may be made under this
Section VII.1 within 90 days after the effective date of a registration statement filed by the Company covering a public offering in which the holders of the Shares shall have been entitled to join pursuant to Section VII.2 and in which there shall have been effectively registered all the Shares as to which registration shall have been requested in accordance with Section VII.2.

     Section VII.2 Incidental Registration. Subject to certain limitations set forth in subsection (b) of this Section, each time that the Company proposes to file under the Act a registration statement relating, in whole or in part, to any of its equity securities, the Company shall at least thirty (30) days prior to such filing give written notice of such proposed filing to the holder of outstanding Shares not theretofore registered under the Act. Upon receipt by the Company not more than ten (10) days thereafter of a written request from the holder for registration of Shares under this subsection, subject to the provisions of the succeeding sentence, the Company shall include in such filing and shall use its best efforts to register the Shares as to which the holder requested registration, provided, however, if at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to the holder of the Shares and, thereupon, shall be relieved from its obligation with such registration (but not from its obligation to pay the registration expenses in connection therewith). If the managing or principal underwriters named in the registration statement shall advise the Company and the holder that has requested the Shares to be registered that, in the good faith judgment of such managing or principal underwriters, the number of shares of common stock which the holder, the Company and all other shareholders have requested be included in such registration statement exceed the number of shares it is advisable to offer and to sell at such time, then the Company shall include in such registration, to the extent of the number of shares of common stock which the Company is so advised can be sold in such offering, the shares of common stock that the Company proposes to issue and sell for its own account and the number of shares of common stock to be registered and sold by the holder and all other shareholders requesting registration pursuant to such registration statement shall be appropriately reduced. In such case the number of shares of common stock to be sold after such reduction shall be ratably allocated among the holder and such other shareholders in the same proportion as the original number of shares requested by such Person to be registered bears to a fraction, the numerator of which is the aggregate number of shares to be registered and the denominator of which is the aggregate number of shares requested to be registered.

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     Section VII.3  Other Provisions Relating to Registration Rights.  In
connection with any registration pursuant to this Section VII.3:

                (a) Upon the request of the holder of the Shares then being registered, the Company shall cooperate with any underwriters (as defined in the Act) for the requesting party approved by the Company (which approval shall not be unreasonably withheld), including, without limitation, providing such information, certificates, comfort letters of accountants and opinions of counsel as may be customarily and reasonably requested by such underwriters.

                (b) The Company shall furnish to the holder of the Shares being registered, at the Company's sole cost and expense, such number of prospectuses conforming to the requirements of the Act, and the rules and regulations thereunder, relating to the Shares subject thereto as may from time to time be reasonably requested by such holders.

                (c) All fees, disbursements and expenses incident to the Company's performance of or compliance with its obligations under this
Section VII shall be borne by the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and expenses of complying with applicable securities or blue sky laws.

                (d) The Company agrees to use its best efforts at its own expense to effect and to keep effective necessary registrations or qualifications under the securities or Blue Sky laws of such jurisdictions as may be reasonably requested by any of the holders of the Shares or by any underwriters for such holders so as to permit the disposition of the Shares being registered.

                (e) The holder agrees to provide in an expeditious manner whatever information and undertakings are reasonably requested by the Company in order to comply with the requirements of the Act and of the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and the guides and other pronouncements of the Commission in connection with the registration of the holder's Shares.

     (f) The Company shall indemnify and hold harmless the holder and any underwriter (as defined in the Act) who participates in such registration for such holder and each person, if any, who controls the holder or any underwriter against any losses, claims, damages or liabilities, joint or severally, or actions in respect thereof to which the holder or any underwriter or controlling person may become subject under the Act, or otherwise, insofar as such losses, claims damages, liabilities or actions in respect thereof arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the holder or any underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall have the right, at its option, to defend at its expense and by its own counsel against any losses, claims, damages or liabilities, provided that (i) such counsel is reasonably satisfactory to the holder of the Shares; (ii) the holder of the Shares is kept fully informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof at the expense of the Company if (A) in the written opinion of counsel to such holders, use of counsel of the Company's choice would be expected to give rise to a conflict of interest; (B)

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there are or may be legal defenses available to the holder that are different from or additional to those available to the Company; (C) the Company shall not have employed counsel to represent the holder within a reasonable time after notice of such claim is given to the Company or notice that the Company intends to assume the defense of such claim is given to the holder; or (D) the Company shall authorize the holder to employ separate counsel at the expense of the Company; and provided, further, that to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said final prospectus or in conformity with, written information furnished to the Company by the holder or by any underwriter for the holder specifically for use in the preparation thereof, the Company will not be so liable to the holder or underwriter and the holder agrees to indemnify and hold the Company harmless from any loss, claim, damage, liability or action arising from such information furnished to the Company by it and to use its best efforts to cause any underwriter for the holder to indemnify and hold the Company harmless from any loss, claim, damage, liability or action arising from information furnished to the Company by such underwriter.

                (g) The holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding the holder, the holder's Shares and the holder's intended method of distribution and any other representation required by law.

                                  VIII. NOTICE

     All notices given pursuant to or in connection with this Agreement shall be in writing and shall be deemed to be duly given when personally delivered or when mailed, if sent by certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, or to such other address as the parties may indicate:


        If to the Company:      Bingham Financial Services Corporation
                                31700 Middlebelt Road, Suite 125
                                Farmington Hills, Michigan  48334
                                ATTN:  Mr. Jeffrey P. Jorissen

        With a Required Copy
        of any Notice to:       Peter Sugar, Esq.
                                Jaffe, Raitt, Heuer & Weiss
                                Professional Corporation
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan  48226


        If to Sun:              Sun Communities, Inc.
                                31700 Middlebelt Road, Suite 145
                                Farmington Hills, Michigan  48334
                                ATTN:  Mr. Gary A. Shiffman


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                               IX.  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue to be in full force and effect to the maximum extent permitted by law. If the implementation or presence of any provision of this Agreement would or will cause the Plan and thereby the Shares purchased thereunder to not be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or any other statutory provision, such Agreement provision shall not be implemented or, at the Company's option following notice, such provision shall be severed from the Agreement as is appropriate or necessary to achieve statutory compliance; provided, however, that the parties hereby agree to negotiate in good faith as may be necessary to modify this Agreement to achieve statutory compliance or otherwise effectuate the intent of the parties following a severance permitted by this Section IX.


                                 X.  AMENDMENT

     This instrument contains the entire Agreement of the parties and may only be amended by written agreement executed by the parties hereto or their respective successors, as permitted by Section II above.


                               XI.  GOVERNING LAW

     This Agreement is made and entered into and shall be construed and enforced in accordance with the laws of the State of Michigan.


                                 XII.  HEADINGS

     The section numbers and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


                    XIII. ACCEPTANCE OF PARTICIPANTS OPTIONS

     The exercise of the Participants Options is conditioned upon the acceptance by Sun and any transferee hereof of the terms hereof as evidenced by the execution of this Agreement and the return of an executed copy to the Secretary of the Company no later than sixty days after the date set forth in the following paragraph.

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     IN WITNESS WHEREOF, this Stock Option Agreement is hereby executed as of
_______________________, 1997.


                                "COMPANY"

                                BINGHAM FINANCIAL SERVICES
                                CORPORATION, a Michigan corporation


                                By: _______________________________________
                                     Jeffrey P. Jorissen, President


                                "SUN"

                                SUN COMMUNITIES, INC., a Maryland
                                corporation


                                By: _______________________________________
                                        Gary A. Shiffman, President




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